                         MULTI-CURRENCY LOAN BOND AND          31st October 1996
               GUARANTEE FACILITY SPECIFYING ACCELERATION EVENTS


To:   SpeedFam Limited ("the Borrower")
      Brindley Road
      Dodwells Bridge Industrial Estate
      Hinckley
      Leicestershire
      LE10 3BY


For the attention of: M.L. Allcoat, Esq.

Dear Sirs,

               Uncommitted (pounds)950,000 Multi-currency Loan,
      Bond and Guarantee Facility

      We are pleased to offer you

      an uncommitted credit facility of up to a maximum at any one time outstanding of (pounds)950,000 (nine hundred and fifty thousand pounds sterling) (or its equivalent) to include the issue of bonds and guarantees of up to a maximum of (pounds)250,000 (two hundred and fifty thousand pounds sterling) (the "Facility"). Any amount outstanding hereunder from time to time is repayable on demand.

The terms are:

1     Interpretation

1.1   In this Letter, unless the context otherwise requires:

      "Advance" means each borrowing of a portion of the Facility by the Borrower;

      "Banking Day" means a day on which banks are open for business in London (other than a Saturday or a Sunday) and (if payment in Dollars and/or an Optional Currency is required to be made on such day) in New York City or the principal financial centre for the Optional Currency concerned;

"CONDITIONS PRECEDENT" means those conditions set out in paragraph 8.1 below;

"CURRENT ASSETS" means the aggregate at the date of computation of the stock-in-trade and work in progress, marketable securities, cash and bank balances of the Borrower and moneys owing to the Borrower (other than moneys due or to become due from the Borrower) payable on demand or within one year from the date of computation;

"CURRENT LIABILITIES" means the aggregate at the date of computation of the obligations including contingent obligations of the Borrower to pay money on demand or within one year from the date of computation (including the current portion of long-term debt);

"DEBENTURE" means the debenture referred to in paragraph 8.1(a) below in a form acceptable to the Bank;

"OPTIONAL CURRENCY" means any currency other than sterling which is freely transferable and freely convertible into sterling and dealt in on the London Interbank Market;

"PROPERTY" means the property known as Brindley Road, Dodwells Bridge Industrial Estate, Hinckley, Leicestershire, LE10 3BY, title number LT 163667;

"TANGIBLE NET WORTH" means the aggregate of the amounts paid-up or credited as paid-up on the Borrower's issued share capital and the amount of the capital and revenue reserves of the Borrower (including any share premium account, capital redemption reserve fund revaluation reserve and any credit balance on the profit and loss account of the Borrower) all as shown by the latest audited or management accounts as the case may be delivered under this Letter but after

(a)   deducting any debt balance on the profit and loss account;

(b) deducting any amount shown in the balance sheet in respect of goodwill and other intangible assets;

(c) deducting a sum equal to the aggregate of the amount by which the book value of any fixed assets of the Borrower has been written up after the date of this Letter by way of a revaluation unless such revaluation is supported by a formal independent valuation addressed to the Bank.

     "Total Gross Liabilities" means the aggregate of all debts and liabilities present and future, actual or contingent of whatever nature owing by the Borrower from time to time including (without limitation) all tax liabilities and sums due to trade creditors and any borrowings from the Borrower from any source.

2    Multi-Currency Facility
     -----------------------

2.1 Advances under the Facility will only be made following written confirmation from the Bank's solicitors that the Conditions Precedent have been satisfied. The offer of the facility shall lapse if the Conditions Precedent have not been satisfied on or before 17th May 1996 unless the Bank shall agree otherwise in writing.

2.2 An advance in any currency other than sterling will only be made to the Borrower following receipt by the Bank from the Borrower of a request in writing for such Advance not later than 10am, on the second Banking Day before the date on which the Advance is to be made as set out in the Borrowers' request for such Advance.

2.3 The Borrower shall not request Advances at any time which would result in the aggregate amount of all Advances at any time exceeding the amount of:

     (a)  the total Facility; or

     (b) the aggregate value of 80% of the Borrower's acceptable accounts receivable (acceptable accounts receivable being those that are less than 90 days past due date which have not been declared ineligible by the Bank in writing, such ineligibility shall not be applied unreasonably and shall be determined after consultation with the Borrower where practical) and 50% of its marketable stock-in-trade (taken at cost or market price whichever may be the lower according to the best estimate that can be formed without it being necessary to take stock for the purpose as determined by the Bank). For the purposes of this sub-paragraph there shall be disregarded:

          (i) any stock-in-trade which takes the aggregate value of stock-in-trade over (Pounds)250,000;

          (ii) any stock-in-trade the property in which remains in the seller notwithstanding that the Borrower may have agreed to purchase the same and notwithstanding that the same may be in the possession order or disposition of the Borrower; and

          (iii) any accounts receivable deriving from any such stock-in-trade as is referred to in paragraph (ii) of this sub-paragraph,

     whichever shall be the lower.

     2.4 Upon the Borrower's request in writing but subject to the Bank's agreement in each case the Bank shall issue bonds and guarantees on the Borrower's behalf in favour of third parties including guarantees for Value Added Tax payments to H.M. Customs and Excise (together the "Bonds" and each a "Bond"). Each Bond shall be in such form and substance as the Bank may agree and shall specify an expiry date which does not exceed 12 months. In any event, the aggregate amount of all such Bonds shall not exceed a maximum of (Pounds)250,000.

     3    CURRENCY
          --------

     3.1 Subject to the provisions of clause 3.2, if the Borrower so requests in writing an Advance may be drawn down in an Optional Currency but if no such request is received by the Bank such Advance will be drawn down in Sterling. The sterling equivalent of such currency shall be the sterling amount from time to time required to purchase the relevant amount of such currency at our spot buying rate of exchange in London.

     3.2 An Advance may not be drawn down in or remain outstanding in an Optional Currency if (a) in consequence thereof there would be Advances outstanding in more than 5 different currencies or (b) the Bank notifies the Borrower that deposits of such Optional Currency are not readily available to the Bank in an amount comparable with the relevant Advance or (c) the Bank determines that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for such Advance to be drawn down in or remain outstanding in that Optional Currency. Accordingly, in any such event, the relevant Advance shall be drawn down in or be converted into Sterling (unless the Borrower immediately notifies the Bank otherwise).

     3.3 If due to fluctuations in currency exchange rates or otherwise the aggregate of Advances drawn on the Multi-Currency Facility exceeds (Pounds)950,000 (using the conversion basis set out in paragraph 3.1 above) on any Banking Day whilst any such amount remains drawn then the Borrower shall immediately pay such amount to the Bank as shall be necessary to ensure that the aggregate of Advances does not exceed (Pounds)950,000.

     4    INDEMNITY
          ---------

     4.1 The Borrower shall indemnify the Bank against all losses costs damages expenses and demands which the Bank may suffer incur sustain or receive under or by reason of or in connection with the Bonds other than such losses, costs, damages, expenses and demands arising out of the gross negligence or wilful misconduct of the Bank. This indemnity shall be continuing indemnity and shall be in addition to any security or other right that the Bank may have against the Borrower and shall not be wholly or partly discharged by any variation of the Bonds or of this Letter or by anything done or omitted which would but for this provision operates to exonerate the Borrower.

     4.2 The Borrower irrevocably authorises the Bank to pay immediately any amounts from time to time demanded or which the Bank may become liable pursuant to any one or more of the Bonds which appear on their face to be payable in accordance with the terms of the relevant Bond or Bonds without reference to or further authority from the Borrower. The Bank shall not be under any duty to investigate or enquire whether any claim or demand on the Bank under a Bond shall have been properly made notwithstanding that the Borrower may dispute the validity of such claim or demand.

     4.3 The Borrower agrees that a certificate signed by an officer of the Bank to the effect that a sum has become due from the Bank in connection with any Bond shall (in the absence of manifest error) be conclusive as to the amount due and that a certificate signed by an officer of the Bank as to the maximum amount of its liability under any Bond shall (in the absence of manifest error) be conclusive.

     4.4 The Borrower will indemnify the Bank on request against all loss or expense that the Bank properly incurs under the Facility as a result of:

          (i)  the Borrower's failure to pay any sum on the due date;

          (ii) the Bank's accepting instructions by facsimile in relation to any matter purported to be authorised on the Borrower's behalf notwithstanding that the signature(s) of the person(s) signing such instructions appear only as facsimile copies and notwithstanding that any such instructions may be forged or unauthorised providing that such signatures appear on their face to be the signatures of the persons notified to the Bank as authorised by the Borrower in accordance with this letter;

          (iii) the Bank's accepting instructions by telephone in relation to any such matter from any person reasonably believed by the Bank to be acting on the Borrower's behalf; or

          (iv)   the occurrence of any Event of Default.

4.5 If any sum due from the Borrower under this Letter or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Letter or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrower,
     (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Letter, the Borrower shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this paragraph 4.5 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect to this Letter and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4.6 The Bank shall be entitled to rely on any instructions purported to be signed (providing that such signatures appear on their face to be the signatures of the persons notified to the Bank as authorised by the Borrower in accordance with this letter) by any of the Borrower's authorised representatives and the Borrower hereby waives all rights that the Borrower may have to renounce forged or unauthorised instructions and the Bank shall other than in the case of manifest error, have no liability to the Borrower for acting on such instructions.

5    INTEREST ON THE FACILITY
     ------------------------

5.1 Interest shall be payable by the Borrower on each Advance from the date of any Advance in the currency of the Advance at the rate per annum equivalent to 2% above the Bank's base rate for Sterling advances as varied from time to time. All payments of interest in respect of an Advance shall be made in the Optional Currency in which such Advance is outstanding at the relevant time. Any certificate or determination of the Bank as to any rate of interest rate of exchange or any other amount pursuant to and for the purposes of this Letter shall, in the absence of manifest error, be conclusive and binding on the Borrower. If for any reason the Bank is unable to apply its base rate in respect any particular currency then any relevant Advance shall be converted into its sterling equivalent using the formula set out in paragraph 3.1 in order to calculate the interest payable.

5.2 All interest shall accrue from day to day to the date of actual payment (as well after as before judgement) on the basis of the actual number of days elapsed and a 360 day year (or in the case of sterling a 365 year) and shall be calculated and payable monthly in arrears.

5.3 Interest shall be paid on any sum payable under this letter (including any amount payable pursuant to this paragraph 5.3) which is not paid on the due date at the rate of 3% per annum over the cost of funds to the Bank (as conclusively certified by the Bank).

6    PAYMENTS
     --------

6.1 The Borrower shall pay to the Bank forthwith on request all moneys whatsoever which may from time to time be outstanding under the Facility.

6.2 All sums from time to time payable by the Borrower in connection with this Facility whether principal indemnity payment interest commission or otherwise shall be paid to the Bank for value on the due date in the currency in which it is due in freely transferable and immediately available funds free and clear of any present or future taxes duties charges fees or withholdings and without any set-off counterclaim or any deduction whatsoever. If the Borrower is compelled by law to deduct any of the foregoing the Borrower will pay the Bank such additional amount as makes the net amount received by the Bank equal to the amount payable by the Borrower had there been no deduction or withholding. Subject to the Bank notifying the Borrower in writing after exercising its rights under this paragraph, the Borrower irrevocably authorises the Bank to apply any credit balance in any currency in reduction of sums from time to time due to the Bank and to purchase with the currency of any credit balance the currency in which amounts are owing.

 7    Representations and Warranties

      The Borrower hereby represents and warrants to the Bank that:

 7.1 the Borrower is duly incorporated and validly existing under the laws of England, has power and all necessary corporate authorisations to enter into and perform its obligations under this letter and the security to be granted to the Bank pursuant to this Letter and has complied with all material statutory and other legal requirements relative to its business;

 7.2 all necessary governmental and other official consents and approvals for the Borrower to accept the Facility and to make all payments in accordance with the terms of this Letter have been obtained and are in full force and effect;

 7.3 on acceptance this Letter will and the Debenture will constitute valid and binding obligations of the Borrower enforceable in accordance with their terms;

 7.4 no action, suit or proceeding is pending nor, to the Borrower's knowledge after due enquiry, threatened against the Borrower or any of its assets which could or might have a material adverse effect on its conditions, financial or otherwise or on its ability to perform its obligations under this Letter of the Debenture;

 7.5 the Borrower is not (nor would with the giving of notice or passing of time or both be) in default in respect of any indebtedness for borrowed money, (including obligations under guarantees and indemnities) and the borrowing and repayment of the sum advanced under this Letter and the providing of the security to be provided by the Borrower to the Bank will not contravene any existing applicable law or regulation or any contractual or other restriction or limitation binding on the Borrower.

 8    Conditions Precedent

 8.1 The Bank shall not be obliged to make any amount available under this Letter unless it shall have received before drawdown the following:

      (a) a first debenture over all the undertaking and assets including a legal charge over the Property;

      (b) a report on title from the Bank's Solicitors in respect of the Property in such form as is satisfactory to the Bank;

      (c) a valuation by Locke & England satisfactory to the Bank of the Property and such valuation being signed by R.A. Promfret;

      (d) a copy, certified as a true, complete and up-to-date copy by the Borrower's Company Secretary of the Memorandum and Articles of Association of the Borrower;

     (e) a copy, certified as a true copy by the Company Secretary of the Borrower, of resolutions of the Board of Directors of the Borrower evidencing approval or ratification of this Letter and authorising its appropriate officers to execute and deliver this Letter or to ratify the execution and delivery of this Letter and to give all notices and take all other action required by the Borrower under this Letter;

     (f) a comfort letter from Speedfam International, Inc in a form satisfactory to the Bank.

8.2 The conditions specified in this paragraph 11 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions without prejudicing the right of the Bank to require fulfilment of such conditions in whole or in part at a later time.

9    UNDERTAKINGS BY THE BORROWER
     ----------------------------

9.1 While any amount (whether actual or contingent) is outstanding hereunder the Borrower will not, without the prior written consent of the Bank;

     (a) create or allow to subsist any debenture mortgage security pledge or other encumbrance over any part of the Property or revenue therefrom or asset present or future (other than a lien arising by operation of law or in the ordinary course of trading as now conducted); or

     (b) permit any of the Borrower's liabilities to have the benefit of any guarantee indemnity bond or comfort letter unless the party giving the same gives a like commitment in respect of this Facility.

9.2 The Borrower will supply the Bank with Annual Audited Accounts and Directors' Report of the Borrower within 180 days of the end of the relevant financial year and all other documents issued to the Borrower's shareholders and creditors (forthwith upon their issue) and with such other financial and other information as the Bank may from time to time reasonably request.

9.3 The Borrower will procure that the Bank is supplied with the Annual Audited Accounts of Speedfam International, Inc.

9.4 The Borrower will deliver to the Bank copies of each of the following documents, in each case (unless stated otherwise) at the time of distribution thereof or in the case of the certificate referred to in paragraph 9.4(b) below together with the financial statements to be supplied pursuant to paragraph 9.2 and 9.3 in respect of the financial period to which such certificate relates:

     (a) every report, circular, notice or like document issued by the Borrower to its shareholders or creditors generally; and

     (b) a certificate addressed to the Bank from its auditors stating that the Borrower as at the date of its latest audited financial statements was in compliance with the covenants and undertakings in paragraph 12.8 (or if it was not in compliance indicating the extent of the breach);

     (c) management accounts for the Borrower within 60 days of the end of the quarter to which they relate in a standard format agreed with the Bank;

     (d) aged debtor reports and inventory certificates for the Borrower within 10 days of the end of the month to which they relate in a standard format agreed with the Bank;

9.5 (a) the Borrower will insure the Property in the name of the Borrower with the interest of the Bank endorsed or noted on the policies in such manner as the Bank may require against loss or damage by fire and such other risks as the Bank shall from time to time consider necessary to not less than the full reinstatement value thereof (together with additional amounts estimated as sufficient to cover architects and surveyors fees and the costs of demolition site clearance and shoring
          up) with such insurance office or underwriters as may from time to time be approved by the Bank in writing.

     (b) the Borrower will insure and keep insured all its properties (other than those referred to in sub-paragraph 9.5(a) and assets with underwriters or insurance companies of repute to such extent and against such risks as prudent companies engaged in businesses similar to those of the Borrower normally insure and produce to the Bank on request copies of all insurance policies from time to time effected by the Borrower and will procure that the Bank's interest is noted on the insurance policies in respect of such properties;

9.6 the Borrower will comply, with the terms and conditions of all laws, regulations, agreements, licenses and concessions material to the carrying on of its businesses,

9.7 the Borrower will not sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals at market value to any person) whether by one or a series of transactions related or not, without the prior written consent of the Bank (such consent not to be unreasonably withheld or delayed);

9.8  the Borrower will ensure that at all times:

     (a) the ratio of Current Assets to Current Liabilities is not less than 1:1;

     (b)  the Tangible Net Worth is not less than (Pound)700,000;

     (c) the ratio of Total Gross Liabilities to Tangible Net Worth does not exceed 2.5:1.

9.9 the Borrower will procure that no transfer of the shares in the Borrower held by Speedfam International, Inc will be registered without the Bank's prior written consent;

9.10 it will not make any change to its main objects clause in its Memorandum of Association or to its borrowing powers or power to issue security without the Bank's written consent (such consent not to be unreasonably witheld or delayed);

9.11 the Borrower shall notify the Bank of any Event of Default (as hereinafter defined) immediately upon becoming aware of its occurrence.

10    EVENTS OF DEFAULT
      -----------------

      The Bank may, without prejudice to its other rights hereunder, terminate its obligation to make the Facility contemplated hereunder available and declare that all outstanding amounts shall become immediately due and payable and the Borrower shall place cash cover with the Bank in an amount equal to the maximum amount of the Bank's liability under all Bonds then outstanding on the Bank's so notifying the Borrower at any time after any of the following events ("EVENTS OF DEFAULT") shall occur:

      (a) if the Borrower fails to perform and observe any of its obligations under this Letter or any agreement between the Borrower and the Bank, and, in respect only of a failure which is capable of remedy, does not remedy such failure within 5 Banking Days;

      (b) if it becomes unlawful (or impossible) for the Bank to maintain fund or provide the facilities as contemplated hereby;

      (c) if any borrowed moneys of the Borrower exceeding in aggregate (pounds)10,000 are not paid when due or become capable of being declared due prior to their stated maturity or the security for any such borrowed money becomes enforceable;

      (d) if a petition is presented or an order made or a resolution passed for the administration or winding-up of the Borrower or if any execution or distress is levied or enforced against the Borrower;

      (e) if the Borrower ceases to be wholly owned by Speedfam International, Inc;

      (f) any representation or warranty the Borrower has made or is deemed to have made pursuant to this Letter proves to be incorrect in a material respect unless previously disclosed to the Bank in writing and such disclosure was accepted by the Bank;

      (g) any governmental consent or approval at any time necessary to enable the Borrower to comply with its obligations hereunder is revoked or withheld or materially modified or is otherwise not granted or fails to remain in full force and effect;

      (h) an encumbrancer takes possession of or a receiver or similar officer is appointed of the whole or any part of the undertaking, property, assets or revenues of the Borrower; or

      (i) the Borrower is unable to, or admits its inability to, pay its debts as they fall due, or enters into any composition or arrangement with its creditors or proceedings are commenced in relation to the Borrower under any law, regulation or procedure relating to reconstruction or re-adjustment of debts;

      (j) the Borrower ceases or threatens to cease to carry on business or a substantial part of the undertaking, property or assets of the Borrower is seized or appropriated;

      (k) there occurs, in the opinion of the Bank, a material adverse change in the financial condition of the Borrower by reference to the financial statements referred to in paragraph 9.2, or any event, which material adverse change or event in the reasonable opinion of the Bank affects the ability of the Borrower to perform its obligations under this Letter;

      (l) the Borrower defaults under any loan agreement debenture or other document or obligation relating to money borrowed from the Bank or any third party;

      (m) the Borrower defaults under any loan agreement debenture or other document or obligation relating to money borrowed from any third party but where such default is in respect of a monetary payment only, it will only be an Event of Default if the sum not paid exceeds (pounds)1,000.

      11   ARRANGEMENT COMMISSION AND OTHER FEES AND EXPENSES IN RESPECT OF THE
           --------------------------------------------------------------------
           FACILITIES
           ----------

      11.1 The Borrower will pay commission on each Bond at a rate of 2% (two per cent) for advance payment and performance guarantees and 1% (one per cent) per annum for VAT guarantees for the maximum amount of the Bank's liability under each Bond calculated on a daily basis from the date of issue until the expiry date of such Bond payable in full in advance. Commission will be calculated on the basis of the actual number of days elapsed and a 365 day year.

      11.2 The Borrower shall pay to the Bank an arrangement fee of (pounds)2,500.

      11.3 The Borrower shall pay to the Bank upon demand all costs, charges and expenses (including legal expenses, stamp, registration or other duties and any VAT) incurred by the Bank in connection with the preparation and execution of this Letter and documents ancillary thereto and all costs, charges and expenses (including legal and valuation expenses on a full indemnity basis and any V.A.T.) of the Bank in connection with the enforcement of, or preservation of any rights under this Letter or otherwise in connection with this Facility or security to be granted by the Borrower.

      11.4 The Borrower hereby authorises the Bank to deduct any fees or expenses payable to it under the terms of this Letter and notified by the Bank to the Borrower in accordance with its usual practice from such of its accounts maintained by the Bank from time to time as the Bank shall choose.

12    ASSIGNMENT
      ----------

12.1  The Borrower agrees that the Bank may:

      (a) assign all or any part of its rights or obligation under this letter to any one or more members of the same group (as defined in Section 53(1) of the Companies Act 1989); or

      (b) (with the Borrower's prior written consent, such consent not to be unreasonably withheld or delayed) assign all or any part of its rights or obligations under this Letter to any one or more other banks or financial institutions

      Providing such an assignment does not give rise to any withholding tax liability on the part of the Borrower and after any such assignment the expression the "BANK" shall be deemed to include such assignees to the extent of their respective participation and provided also that the assignment of all or part of the Bank's obligations may only be effected if the assignee shall undertake to become bound by the terms of this Letter and thereafter the assignee alone shall be obliged to perform that portion of the Bank's obligations which corresponds to its participation.

12.2 The Bank may disclose to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Letter such information about the Borrower as the Bank shall consider appropriate subject to it obtaining an appropriate confidentiality undertaking in a form approved by the Borrower from such potential assignee, substitute or transferee.

13    LAW
      ---

13.1 This Letter shall be governed by English law and the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the High Court of Justice in England.

                               Yours faithfully


                               /s/ W. Stevenson
                           ........................
                             for and on behalf of
                      The First National Bank of Chicago


ACCEPTED AND AGREED      )
for and on behalf of     )
SpeedFam Limited         )
by                       )       /s/ R. R. Smith
on 31st October 1996     )   ......................

Private & Confidential



                            DATED 31st October 1996
                            -----------------------



                               SPEEDFAM LIMITED                (1)

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO       (2)




                          ---------------------------

                                   DEBENTURE

                          ---------------------------




                                  Wragge & Co
                                  Birmingham

                                   CONTENTS
                                   --------


Clause                              Heading                              Page


1    Interpretation.......................................................   1

2    Covenant to Pay......................................................   3

3    Charges..............................................................   4

4    Set-off..............................................................   6

5    Undertakings.........................................................   7

6    Further Assurance....................................................  11

7    Certain powers of the Bank: Enforcement..............................  12

8    Appointment and Powers of Receiver...................................  13

9    Application of Proceeds; Purchasers.................................   16

10   Indemnities; Costs and Expenses......................................  16

11   Power of Attorney....................................................  17

12   Continuing Security and Other Matters................................  18

13   Representations and Warranties.......................................  18

14   Miscellaneous........................................................  20

15   Notices..............................................................  21

16   Law..................................................................  21

The Schedule
Part A - Properties.......................................................  22
Part B - Fixed Plant and Machinery........................................  23
Part C - Intellectual Property Rights.....................................  24

THIS DEBENTURE dated                   ,19

BETWEEN:

(1) SPEEDFAM LIMITED (No. 1175211) whose registered office is at Brindley Road, Dodwells Industrial Estate, Hinckley, Leicestershire LE10 3BY (the "Company"); and

(2) THE FIRST NATIONAL BANK OF CHICAGO whose office is at First Chicago House, 90 Long Acre, London, WC2E 9RB (the "Bank")


WITNESSES as follows:


1    INTERPRETATION

1.1  DEFINITIONS: In this Deed, unless the context otherwise requires:

     "CHARGED ASSETS" means all the undertaking, goodwill, property, assets and rights of the Company described in clauses 3.1 and 3.2;

     "COLLATERAL INSTRUMENTS" means negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any liabilities of any person and includes any document or instrument creating or evidencing an Encumbrance;

     "DEBTS" means the assets of the Company described in clause 3.1(d);

     "DISPOSAL" includes any sale, lease, sub-lease, assignment or transfer, the grant of an option or similar right, the grant of any easement, right or privilege, the creation of a trust or other equitable interest in favour of a third party, a sharing or parting with possession or occupation whether by way of licence or otherwise and the granting of access to any other person over any intellectual property, and "dispose" and "disposition" shall be construed accordingly;

"ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, standard security, assignment by way of security or other security interest of any kind;

"ENFORCEMENT DATE" means the date on which the Bank demands the payment or discharge of all or any part of the Secured Obligations or if earlier, the date on which a petition for an administration order is presented in relation to the Company;

"EVENT OF DEFAULT" means any of the events or circumstances described in paragraph 13 of the Facility Agreement;

"FACILITY AGREEMENT" means the facility agreement dated 31st October 1996 made between Speedfam Limited and the Bank.

"FLOATING CHARGE ASSETS" means the assets of the Company from time to time expressed to be charged by this Debenture by way of floating charge;

"INSURANCES" means all present and future contracts or policies of insurance (including life policies) in which the Company from time to time has an interest;

"INTELLECTUAL PROPERTY RIGHTS" means the assets of the Company described in clause 3.1 (g);

     "PERMITTED ENCUMBRANCE" means any Encumbrance arising by the way of retention of title of goods by the supplier of such goods where such goods are supplied on credit and are acquired in the ordinary course of trading of the Company;

     "PROPERTIES" means the assets of the Company described in clause 3.1(a) and all present and future heritable and leasehold property of the Company situate in Scotland (including without limitation the properties specified in Part B of the schedule) and all liens, charges, options, agreements, rights and interests in or over land or the proceeds of sale of land situate in Scotland and all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on such property or land together with all rights, easements, servitudes and privileges appurtenant to, or benefitting, the same, in all cases both present and future;

     "RECEIVER" means any one or more receivers and/or managers or administrative receivers appointed by the Bank pursuant to this Deed in respect of the Company or over all or any of the Charged Assets;

     "SECURED OBLIGATIONS" means all moneys, obligations and liabilities covenanted to be paid or discharged by the Company under or pursuant to clause 2;

     "SECURITIES" means the assets of the Company described in clause 3.1(c).

1.2 Successors and assigns: the expressions "Bank" and "Company" include, where the context admits, their respective successors, and, in the case of the Bank, its transferees and assignees, whether immediate or derivative.

1.3 Headings: Clause headings and the contents page are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4 Construction of certain terms: In this Deed, unless the context otherwise requires:

     (a) references to clauses and the schedule are to be construed as references to the clauses of, and the schedule to, this Deed and references to the Deed include its schedule;

     (b) reference to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Bank;

     (c)  words importing the plural shall include the singular and vice versa;

     (d) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof;

     (e) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

1.5 Effect as a deed: This deed is intended to take effect as a deed notwithstanding that the Bank may have executed it under hand only.

1.6 Facility Agreement definitions: Unless the context otherwise requires or unless otherwise defined in this Deed, words and expressions defined in the Facility Agreement shall have the same meaning when used in this Deed.

2    COVENANT TO PAY

2.1 Secured obligations: The Company hereby convenants that it will on demand pay to the Bank all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred to the Bank when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied; present, future or contingent; joint or several; incurred as principal or surety; originally owing to the Bank or purchased or otherwise acquired by it; denominated in sterling or in any other currency; or incurred on any banking account or in any other manner whatsoever.

2.2 Certain liabilities: The liabilities referred to in clause 2.1 shall, without limitation, include:

     (a) all liabilities under or in connection with foreign exchange transactions, interest rate swaps and other arrangements entered into for the purpose of limiting exposure to fluctuations in interest or exchange rates,

     (b) all liabilities arising from the issue, acceptance, endorsement, confirmation or discount of any negotiable or non-negotiable instruments, documentary or other credits, bonds, guarantees, indemnities or other instruments of any kind; and

     (c) interest (both before and after judgment) to date of payment at such rates and upon such terms as may from time to time be agreed, commission, fees and other charges and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Bank in relation to any such moneys, obligations or liabilities or generally in respect of the Company.

3    CHARGES
     -------

3.1 Fixed Charge: The Company with full title guarantee hereby charges to the Bank by way of first fixed charge (and as regards all those parts of the freehold and leasehold property in England and Wales now vested in the Company by way of first legal mortgage) as a continuing security for the payment and discharge of the Secured Obligations the following assets, both present and future, from time to time owned by the Company or in which the Company may from time to time have an interest:

     (a) Properties: all freehold and leasehold property of the Company situate in England and Wales (including without limitation the property specified in Part A of the schedule) and all liens, charges, options, agreements, rights and interests in or over land or the proceeds of sale of land situate in England and Wales and all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on such property or land together with all rights, easements and privileges appurtenant to, or benefitting, the same;

     (b) Plant and Machinery: all plant, machinery, vehicles, computers and office and other equipment including, without limitation, those listed in Part B of the schedule and the benefit of all contracts and warranties relating to the same;

     (c) Securities: all stocks, shares, bonds and securities of any kind whatsoever whether marketable or otherwise and all other interests (including but not limited to loan capital) in any person, including all allotments, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect thereof;

     (d) Debts: all book and other debts, revenues and claims, whether actual or contingent, whether arising under contracts or in any other manner whatsoever and whether originally owing to the Company or purchased or otherwise acquired by it including, without limitation, any amount from time to time standing to the credit of any bank or other account with the Bank or with any other person and all things in action which may give rise to any debt, revenue or claim, together with the full benefit of any Encumbrances, Collateral Instruments and any other rights relating thereto including, without limitation, reservations of proprietary rights, rights of tracing and unpaid vendor's liens and associated rights;

     (e) Insurances: all moneys from time to time payable to the Company under or pursuant to the Insurances including without limitation the refund of any premiums;

     (f)  Goodwill and uncalled capital: all goodwill and uncalled capital;

     (g) Intellectual Property Rights: all patents, patent applications, trade marks and service marks (whether registered or not) trade mark applications, service mark applications, trade names, registered designs, design rights, copyrights, computer programmes, know how and trade secrets and all other industrial or intangible property or rights and all licences, agreements and ancillary and connected rights relating to, intellectual and intangible property including, without limitation, those listed in Part C of the schedule.

3.2 Floating Charge: The Company with full title guarantee hereby charges to the Bank by way of first floating charge as a continuing security for the payment and discharge of the Secured Obligations its undertaking and all its property, assets and rights whatsoever and wheresoever both present and future, other than any property or assets from time to time effectively charged by way of legal mortgage or fixed charge or assignment pursuant to clause 3.1 or otherwise pursuant to this Deed but including (without limitation and whether or not so effectively charged) any of its property and assets situated in Scotland and such assets or any part or parts thereof as may be released from such fixed charges either in writing by the Lender or pursuant to the provisions of clause 5.1(a)(i).

3.3 Restrictions on dealing with Charged Assets: The Company hereby covenants that it will not without the prior consent in writing of the Bank:

     (a) dispose of, or create or attempt to create or permit to subsist or arise any Encumbrance on or over, the Debts or any part thereof or release, set off or compound or deal with the same otherwise than in accordance with clause 5.1(a);

     (b) create or attempt to create or permit to subsist in favour of any person other than the Bank any Encumbrance (except a Permitted Encumbrance) and a lien arising by operation of law in the ordinary course of trading over property other than land) on or affecting the Charged Assets or any part thereof; or

     (c) dispose of the Charged Assets or any part thereof or attempt or agree so to do except in the case of:

          (i) stock-in-trade, which may, subject to the other provisions of this Deed, be sold at full market value in the usual course of trading as now conducted and for the purpose of carrying on the Company's business; and

          (ii) other Floating Charge Assets which may, subject to the other provisions of this Deed, be disposed of in the ordinary course of business); and

          (iii) plant and equipment for full value in cash if the proceeds of such sale are reinvested in the Company's business.

3.4 Automatic conversion of floating charge: Notwithstanding anything expressed or implied in this Deed, if the Company creates or attempts to create any Encumbrance over all or any of the Floating Charge Assets without the prior consent in writing of the Bank or if any person levies or attempts to levy any distress, execution, sequestration or other process or does or attempts to do any diligence in execution against any of the Floating Charge Assets, the floating charge created by clause 3.2 over the property or asset concerned shall thereupon automatically without notice be converted into a fixed charge.

3.5 Conversion of floating charge by notice: Notwithstanding anything expressed or implied in this Deed but without prejudice to clause 3.4, the Bank shall be entitled at any time by giving notice in writing to that effect to the Company to convert the floating charge over all or any part of the Floating Charge Assets into a fixed charge as regards the assets specified in such notice.

3.6 H.M. Land Registry: The Company hereby applies to the Chief Land Registrar for the registration of the following restriction against each of the registered titles specified in Part A of the schedule (and against any title to any unregistered property specified in Part A of the schedule which is or ought to be the subject of a first registration of title at H.M. Land Registry at the date of this Deed):

          "Except under an Order of the Registrar no disposition or charge or other security interest is to be registered or noted without the consent of the proprietor for the time being of Charge No. ".

4    SET-OFF
     -------

4.1 Set-off: The Company hereby agrees that the Bank may at any time without notice, notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wheresoever situate (including accounts in the name of the Bank or of the Company jointly with others), whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in sterling or in any other currency, and set-off or transfer any sum standing to the credit of any one or more of such accounts in or towards satisfaction of the Secured Obligations which, to the extent not then payable, shall automatically become payable to the extent necessary to effect such set-off.

4.2 Purchase of currencies: For the purpose of clause 4.1, the Company authorises the Bank to purchase with the moneys standing to the credit of such accounts such other currencies as may be necessary to effect such applications.

5    UNDERTAKINGS
     ------------

5.1 The Company hereby undertakes with the Bank that during the continuance of this security the Company will:

     (a)  Debts:

          (i) deal with the Debts in accordance with such directions as may be given by the Bank in writing from time to time (subject only to such rights if any as Lloyds Bank Plc or such other clearing bank as the Company and the Bank shall agree in writing from time to time ("the Clearing Bank") may have in respect thereof) and subject to such directions as may be given from time to time shall enforce payment and realise the Debts in the ordinary course of its business (which shall not without the prior written consent of the Bank extend to the selling or assigning or in any other way factoring or discounting the same) and pay the proceeds of the enforcement and realisation of the Debts:

               (A)  into the Company's current account with the Clearing Bank;
                    or

               (B) into such other separate account with the Clearing Bank as the Bank may in writing from time to time specify;

               and in either case pay or otherwise deal with such proceeds standing in such account (subject to such rights if any as the Clearing Bank may have in respect thereof) in accordance with any directions given in writing from time to time by the Bank; or

               (C)  if so requested by the Bank to the Bank itself;

               PROVIDED THAT where no directions have been given by the Bank in respect of the proceeds of the enforcement and realisation of any Debts such proceeds shall on payment into such accounts as are specified in clauses 5.1(a)(i)(A) and 5.1(a)(i)(B) stand released from the fixed charge hereby created but shall nonetheless remain subject to the floating charge hereby created PROVIDED FURTHER that such release shall be limited to the proceeds of such assets in respect of which no directions have been given by the Bank and shall not derogate from the fixed charge in respect of all the other Debts;

          (ii) if so requested by the Bank pay to the Bank all monies which the Company may receive in respect of the Securities.

     (b) Deposit of deeds: deposit with the Bank (to be held at the risk of the Company):

          (i) all deeds and documents of title relating to the Properties and to any subordinate interest in any of them and the insurance policies relating thereto;

     (ii) all certificates and documents of title relating to the Securities and such deeds of transfer in blank and other documents as the Bank may from time to time require for perfecting the title of the Bank to the Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser; and

     (iii) all such other documents relating to the Charged Assets as the Bank may from time to time reasonably require;

(c) Calls etc: duly and promptly pay all calls, instalments or other moneys which may from time to time become due in respect of any of its Securities, it being acknowledged by the Company that the Bank shall not in any circumstances incur any liability whatsoever in respect of any such calls, instalments or other moneys;

(d) Provision of information: provide the Bank with such financial and other information relating to the Company, and its business as the Bank may from time to time reasonably require;

(e) Conduct of business: conduct and carry on its business, and procure that each of its Subsidiaries conducts and carries on its business, in a proper and efficient manner and keep or cause or procure to be kept proper books of account relating to such business and not make any material alteration in the nature or mode of conduct of any such business;

(f) Compliance with covenants etc: observe and perform all covenants, burdens, stipulations, requirements and obligations from time to time affecting the Charged Assets and/or the use, ownership, occupation, possession, operation, repair, maintenance or other enjoyment or exploitation of the Charged Assets whether imposed by statute, contract, lease, license, grant or otherwise, carry out all registrations or renewals and generally do all other acts and things (including the taking of legal proceedings) necessary or desirable to maintain, defend or preserve its right, title and interest to and in the Charged Assets without infringement by any third party and not without the prior consent in writing of the Bank (such consent not to be unreasonably withheld or delayed) enter into any onerous or restrictive obligations affecting any of the same or agree any rent review relating to any interest in any of the Properties;

     (g) Alteration or development of Properties: not make without the prior written consent of the Bank, whose consent shall not be unreasonably withheld, any structural or material alteration to or to the user of any of its Properties or do or permit to be done anything which is a "development" within the meaning of the Town and Country Planning Acts from time to time or any orders or regulations under such Acts or do or permit or omit to be done any act, matter or thing as a consequence of which any provision of any statute, bye-law, order or regulation or any condition of any consent, licence, permission or approval (whether of a public or private nature) from time to time in force affecting any of the Properties is or may be infringed;

     (h) Maintenance of buildings, machinery and plant: keep all its buildings, machinery, plant, fixtures, vehicles, computers and office and other equipment in good and substantial repair and in good working order and condition and on receipt of reasonable notice permit the Bank and its agents or representatives to enter and view their state and condition;

     (i)  Insurance:

          (i) insure the Property listed in Part A of the Schedule in the name of the Company with the interest of the Bank endorsed or noted on the policies in such manner as the Bank may require against loss or damage by fire and such other risks as the Bank shall from time to time consider necessary to not less than the full reinstatement value thereof (together with additional amounts estimated as sufficient to cover architects and surveyors fees and the costs of demolition, site clearance and shoring up) with such insurance office or underwriters as may from time to time be approved by the Bank in writing;

          (ii) insure and keep insured all its properties (other than referred to above) and assets with underwriters or insurance companies of repute to such extent and against such risks is prudent companies engaged in businesses similar to those of the Company normally insure and produce to the Bank on request copies of all insurance policies from time to time effected by the Company and will procure that the Bank's interest is noted on the insurance policies in respect of such properties.

     (j) Property outgoings: punctually pay, or cause to be paid, and indemnify the Bank and any Receiver (on a several basis) against, all present and future rent, rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether imposed by agreement, statute or otherwise) now or at any time during the continuance of this security payable in respect of the Properties or any part thereof or by the owner or occupier thereof;

     (k) Possession of Properties: without prejudice to the generality of clause 3.3(c), not without the prior consent in writing of the Bank grant any lease, part with possession or share occupation of the whole or any part of any of the Properties or confer any licence, right or interest to occupy or grant any licence or permission to assign, underlet or part with possession of the same or any part thereof or permit any person:

          (i) to be registered (jointly with the Company or otherwise) as proprietor under the Land Registration Acts of any of the Properties nor create or permit to arise any overriding interest affecting the same within the definition in those Acts or within the meaning of the Land Registration (Scotland) Act 1979; or

          (ii) to become entitled to any right, easement, covenant, interest or other title encumbrance which might adversely affect the value or marketability of any of the Properties;

     (l) Variation of leasehold interests: not without the prior consent in writing of the Bank vary, surrender, cancel or dispose of, or permit to be forfeit, any leasehold interest in any of the Properties or any credit sale, hire purchase, leasing, rental, licence or like agreement for any equipment used in its business;

     (m) Acquisition of property: immediately inform the Bank before contracting to purchase any estate or interest in freehold, leasehold or heritable property and supply the Bank with such details of the purchase as the Bank may from time to time request;

     (n) Access: procure that representatives designated by the Bank and its representatives will be allowed access at reasonable times and on reasonable notice to inspect the Properties;

     (o) Intellectual Property Rights: without prejudice to the generality of clause 5.1(f):

          (i) take all necessary action to safeguard and maintain its rights, present and future, in or relating to all Intellectual Property Rights including, without limitation, observing all covenants and stipulations relating thereto, paying all renewal fees and taking all other steps necessary to maintain all registered design, patent, trade mark and service mark registrations held by it;

          (ii) use all reasonable efforts to effect registration of applications for registration of any registered design, patent, trade mark and service mark and keep the Bank informed of events relevant to any such application and not without the prior consent in writing of the Bank permit any Intellectual Property Rights to be abandoned or cancelled, to lapse or to be liable to any claim of abandonment for non-use or otherwise;

          (iii) notify the Bank forthwith of any infringement or material suspected infringement or any challenge to the validity of any of its present or future Intellectual Property Rights which may come to its notice, supply the Bank with all information in its possession relating thereto and take all steps necessary to prevent or bring to an end any such infringement and to defend any challenge to the validity of any such rights;

     (p) Purchase of Shares: not (without the prior consent in writing of the Bank) redeem or purchase any of its own shares or pay any dividend;

     (q) Disposals to connected persons: without prejudice to the generality of clause 3.3(c), not (without the prior consent in writing of the Bank) dispose of any Charged Assets to any person who is connected (within the meaning of section 249 Insolvency Act 1986) with the Company save on terms previously approved in writing by the Bank;

     (r) Report on title: forthwith on request by the Bank, provide the Bank with a report from solicitors approved by the Bank in such form as the Bank may require as to the title of the Company to such of the Properties as the Bank shall specify;

     (s) Jeopardy: not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Bank of any of the Charged Assets; and

     (t) No Subsidiaries to be formed or acquired: not (without the prior consent in writing of the Bank) form or acquire any Subsidiary.

5.2 Power to remedy: If the Company at any time defaults in complying with any of its obligations contained in this Deed, the Bank shall, without prejudice to any other rights arising as a consequence of such default, be entitled (but not bound) to make good such default and the Company hereby irrevocably authorises the Bank and its employees and agents by way of security to do all such things (including, without limitation, entering the Company's property) necessary or desirable in connection therewith. Any moneys so expended by the Bank shall be repayable by the Company to the Bank on demand together with interest at the Default Rate from the date of payment by the Bank until such repayment, both before and after judgment. No exercise by the Bank of its powers under this clause 5.2 shall make it liable to account as a mortgagee in possession.

6    FURTHER ASSURANCE
     -----------------

6.1 Further assurance: The Company shall if and when at any time required by the Bank execute such further Encumbrances and assurances in favour of the Bank and do all such acts and things as the Bank shall from time to time reasonably require over or in relation to all or any of the Charged Assets to secure the Secured Obligations or to perfect or protect the security intended to be created by this Deed over the Charged Assets or any part thereof or to facilitate the realisation of the same. Such further

     Encumbrances and assurances shall be prepared by or on behalf of the Bank at the expense of the Company and shall be in a form reasonably acceptable to the Bank.

6.2 Specific security documents required: Without prejudice to the generality of the provision of clause 6.1 the Company shall execute as and when so required by the Bank;

     (a) a mortgage, charge, standard security or hypothecation (as specified by the Bank) over any heritable property in Scotland owned, or any recorded lease of heritable property in Scotland held, by it at the date of this Deed, any leasehold or freehold property in Northern Ireland or the Republic of Ireland owned by it at the date of this Deed, and any and all heritable fixtures and fittings and fixed plant and machinery at any time situate thereon including (without prejudice to the generality of the foregoing) tenants fixtures and fittings in and upon any such leased property; and/or

     (b) a legal mortgage, legal charge, standard security or hypothecation (as specified by the Bank) over any freehold, leasehold and heritable properties acquired by it after the date of this Deed (including all or any of the Properties as and when the same are conveyed, transferred, or let to it) and over any and all fixtures, trade fixtures and fixed plant and machinery at any time and from time to time situate thereon.


7    CERTAIN POWERS OF THE BANK; ENFORCEMENT
     ---------------------------------------

7.1 The Securities: The Company will if so requested by the Bank transfer all or any of the Securities to such nominees or agents as the Bank may select.

7.2 Powers on enforcement: At any time on or after the Enforcement Date or if requested by the Company, the Bank may, without further notice, without the restrictions contained in section 103 Law of Property Act 1925 (or in the case of property in Northern Ireland section 20 of the Conveyancing and Law of Property Act 1881) and whether or not a Receiver shall have been appointed, exercise all the powers conferred upon mortgages by the Law of Property Act 1925 (or in the case of property in Northern Ireland the Conveyancing and Law of Property Act 1881) as varied or extended by this Deed and all the powers and discretions conferred by this Deed on a Receiver either expressly or by reference.

7.3 Subsequent Encumbrances: If the Bank receives notice of any subsequent Encumbrance affecting the Charged Assets or any part thereof, the Bank may open a new account for the Company. If it does not do so then, unless the Bank gives express written notice to the contrary to the Company, it shall nevertheless be treated as if it had opened a new account at the time when it received such notice and as from that time all payments made by or on behalf of the Company to the Bank shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Company to the Bank at the time when it received such notice.

7.4 Statutory power of leasing: The Bank shall have the power to lease and make agreements for leases at a premium or otherwise, to accept surrenders of leases and to grant options on such terms as the Bank shall consider expedient and without the need to observe any of the provisions of sections 99 and 100 Law of Property Act 1925 (or in the case of property in Northern Ireland section 18 of the Conveyancing and Law of Property Act 1881).

7.5 Contingencies: If the Bank enforces the security constituted by this Deed at a time when no amount in respect of the Secured Obligations is due and payable, the Bank (or the Receiver) may pay the proceeds of any recoveries effected by it into an interest-bearing suspense account. The Bank may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of such suspense account for application as follows:

     (a) paying all costs, charges and expenses incurred and payments made by the Bank (or the Receiver) in the course of such enforcement;

     (b) paying remuneration to the Receiver as and when the same becomes due and payable; and

     (c) paying amounts due and payable in respect of the Secured Obligations as and when the same become due and payable.


8    APPOINTMENT AND POWERS OF RECEIVER
     ----------------------------------

8.1 Appointment: At any time on or after the Enforcement Date or if requested by the Company, the Bank may by instrument in writing executed as a deed or under the hand of any director or other duly authorised officer appoint any qualified person to be a Receiver of the Charged Assets or any part thereof. Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that the Bank may specify to the contrary in the appointment. The Bank may (subject, where relevant, to section 45 Insolvency Act 1986) remove any Receiver so appointed and appoint another in his place. In this clause 8 a "qualified person" is a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or, as the case may be, an administrative receiver of any such company.

8.2 Receiver as agent: A Receiver shall be the agent of the Company and the Company shall be solely responsible for his acts or defaults and for his remuneration.

8.3 Powers of Receiver: A Receiver shall have all the powers conferred from time to time on receivers and administrative receivers by statute (in the case of powers conferred by the Law of Property Act 1925, without the restrictions contained in section 103 of that Act) and power on behalf and at the expense of the Company

(notwithstanding liquidation of the Company) to do or omit to do anything which the Company could do or omit to do in relation to the Charged Assets or any part thereof. In particular (but without limitation) a Receiver shall have power to do all or any of the following acts and things:

(a) Take possession: take possession of, collect and get in all or any of the Charged Assets and exercise in respect of the Securities all voting or other powers or rights available to a registered holder thereof in such manner as he may think fit;

(b) Carry on business: carry on, manage, develop, reconstruct, amalgamate or diversify the business of the Company or any part thereof or concur in so doing; lease or otherwise acquire and develop or improve properties or other assets without being responsible for loss or damage;

(c) Borrow money: raise or borrow any money from or incur any other liability to the Bank or others on such terms with or without security as he may think fit and so that any such security may be or include a charge on the whole or any part of the Charged Assets ranking in priority to this security or otherwise;

(d) Dispose of assets: without the restrictions imposed by section 103 Law of Property Act 1925 (or in the case of property in Northern Ireland section 20 of the Conveyancing and Law of Property Act 1881) or the need to observe any of the provisions of sections 99 and 100 of such Act (or section 18 of the Conveyancing and Law of Property Act 1881 in the case of Northern Ireland), sell by public auction or private contract, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with all or any of the Charged Assets or concur in so doing in such manner for such consideration and generally on such terms and conditions as he may think fit with full power to convey, let, surrender, accept surrenders or otherwise transfer or deal with such Charged Assets in the name and on behalf of the Company or otherwise and so that covenants and contractual obligations may be granted and assumed in the name of and so as to bind the Company (or other the estate owner) if he shall consider it necessary or expedient so to do; any such sale, lease or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as he shall think fit and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment of all the Secured Obligations; plant, machinery and other fixtures may be severed and sold separately from the premises containing them and the Receiver may apportion any rent and the performance of any obligations affecting the premises sold without the consent of the Company;

(e) Form subsidiaries: promote the formation of companies with a view to the same becoming a subsidiary of the Company and purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Charged Assets or otherwise, arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire all or any of the Charged Assets on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

(f) Compromise contracts: make any arrangements or compromise or enter into or cancel any contracts which he shall think expedient;

(g) Repair and maintain assets: make and effect such repairs, renewals and improvements to the Charged Assets or any part thereof as he may think fit and maintain, renew, take out or increase insurances;

(h) Appoint employees: appoint managers, agents, officers and employees for any of the purposes referred to in this clause 8.3 or to guard or protect the

          Charged Assets at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

     (i) Make calls: make calls conditionally or unconditionally on the members of the Company in respect of uncalled capital;

     (j) Exercise statutory leasehold powers: without any further consent by or notice to the Company exercise for and on behalf of the Company all the powers and provisions conferred on a landlord or a tenant by the Landlord and Tenant Acts, the Rent Acts, the Housing Acts or the Agricultural Holdings Act or any other legislation from time to time in force in any relevant jurisdiction relating to rents or agriculture in respect of any part of the Properties but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised;

     (k) Legal proceedings: institute, continue, enforce, defend, settle or discontinue any actions, suits or proceedings in relation to the Charged Assets or any part thereof or submit to arbitration as he may think fit;

     (l) Execute documents: sign any document, execute any deed and do all such other acts and things as may be considered by him to be incidental or conducive to any of the matters or powers aforesaid or to the realisation of the security created by or pursuant to this Deed and to use the name of the Company for all the purposes aforesaid; and

     (m)  Insolvency Act powers:  do all the acts and things described in
          Schedule 1 to the Insolvency Act 1986 as if the words "he" and "him" referred to the Receiver and "company" referred to the Company.

8.4 Remuneration: The Bank may from time to time determine the remuneration of any Receiver and section 109(6) Law of Property Act 1925 (or in the case of property in

     Northern Ireland section 24(6) of the Conveyancing and Law of Property Act
     1881) shall be varied accordingly. A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

9    APPLICATION OF PROCEEDS; PURCHASERS

9.1 Application of proceeds: All moneys received by the Bank or by any Receiver shall be applied, after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority to the Secured Obligations, in or towards satisfaction of such of the Secured Obligations and in such order as the Bank in its absolute discretion may from time to time conclusively determine, except that the Bank may credit the same to a suspense account for so long and in such manner as the Bank may from time to time determine and the Receiver may retain the same for such period as he and the Bank consider expedient.

9.2 Insurance proceeds: all moneys receivable by virtue of any of the Insurances shall be paid to the Bank (or if not paid by the insurers directly to the Bank shall be held on trust for the Bank) and shall at the option of the Bank be applied in replacing, restoring or reinstating the property or assets destroyed, damaged or lost (any deficiency being made good by the Company).

9.3 Protection of purchasers: No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Bank or any Receiver to exercise any of the powers conferred by this Deed has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

10   INDEMNITIES; COSTS AND EXPENSES

10.1 Enforcement costs: The Company hereby undertakes with the Bank to pay on demand all costs, charges and expenses incurred by the Bank or by any Receiver in or about the enforcement, preservation or attempted preservation of any of the security created by or pursuant to this Deed or any of the Charged Assets on a full indemnity basis, together with interest at the Default Rate from the date on which such costs, charges or expenses are so incurred until the date of payment by the Company (both before and after judgment).

10.2 No liability as mortgagee in possession: Neither the Bank nor any Receiver shall be liable to account as mortgagee or heritable creditor in possession in respect of all or any of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee or heritable creditor in possession may be liable as such.

10.3 Indemnity from Charged Assets: The Bank and any Receiver, attorney, agent or other person appointed by the Bank under this Deed and the Bank's officers and employees (each an "INDEMNIFIED PARTY") shall be entitled to be indemnified out of the Charged Assets in respect of all costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort, delict or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against, any of them (or by or against any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of:

      (a) anything done or omitted in the exercise or purported exercise of the powers contained in this Deed; or

      (b)  any breach by the Company of any of its obligations under this Deed;
           or

      (c) an Environmental Claim made or asserted against an Indemnified Party which would not have arisen if this Deed had not been executed and which was not caused by the (negligence or) wilful default of the relevant Indemnified Party.

11    POWER OF ATTORNEY

11.1 Power of attorney: The Company by way of security hereby irrevocably appoints each of the Bank and any Receiver severally to be its attorney in its name and on its behalf:

      (a) to execute and complete any documents or instruments which the Bank or such Receiver may require for perfecting the title of the Bank to the Charged Assets or for vesting the same in the Bank, its nominees or any purchaser;

      (b) to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 6; and

      (c) otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Bank or a Receiver under this Deed or which may be deemed expedient by the Bank or a Receiver in connection with any disposition, realisation or getting in by the Bank or such Receiver of the Charged Assets or any part thereof or in connection with any other exercise of any power under this Deed.

11.2 Recovery of Debts: The Bank and any manager or officer of the Bank or of any branch is hereby irrevocably empowered to receive all Debts and on payment to give an effectual discharge therefor and on non-payment to take (if the Bank in its sole discretion so decides) all steps and proceedings either in the name of the Company or in the name of the Bank for the recovery thereof and also to agree accounts and to make allowances and to give time to any surety. The Bank shall have no liability or responsibility of any kind to the Company arising out of the exercise or non exercise of such rights and shall not be obliged to make any enquiry as to the sufficiency of any sums received by it in respect of any Debts or to make any claims or take any other action to collect or enforce the same.

11.3 Ratification: The Company ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney as is mentioned in clause 11.1 shall do or purport to do in the exercise of his powers under such clause.

12    CONTINUING SECURITY AND OTHER MATTERS

12.1 Continuing security: This Deed and the obligations of the Company under this Deed shall:

      (a) secure the ultimate balance from time to time owing to the Bank by the Company and shall be a continuing security notwithstanding any settlement of account or other matter whatsoever;

      (b) be in addition to, and not prejudice or affect, any present or future Collateral instrument, Encumbrance, right or remedy held by or available to the Bank; and

      (c) not merge with or be in any way prejudiced or affected by the existence of any such Collateral Instruments, Encumbrance, rights or remedies or by the same being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Bank dealing with, exchanging, releasing, varying or failing to perfect or enforce any of the same, or giving time for payment or indulgence or compounding with any other person liable.

12.2 Collateral Instruments: The Bank shall not be obliged to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Deed and no action taken or omitted by the Bank in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Company nor shall the Bank be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment.


12.3 Settlements Conditional: Any release, discharge or settlement between the Company and the Bank shall be conditional upon no security, disposition or payment to the Bank by the Company or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Bank shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

13        REPRESENTATIONS AND WARRANTIES

13.1      Representations: The Company represents and warrants to the Bank that:

          (a) Due incorporation: it is duly incorporated and validly existing under the laws of England and Wales and has power to carry on its business as it is now being conducted and to own its property and other assets;

          (b) Corporate Power: it has power to execute, deliver and perform its obligations under this Deed; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Company will be exceeded as a result of the execution and delivery of this Deed or the performance of its obligations under this Deed;

          (c) Binding obligations: this Deed constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms;

          (d) No conflict with other obligations: the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Deed by the Company will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment or permit to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it or any of its Subsidiaries is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its Memorandum and Articles of Association, or (iv) result in the creation of or oblige the Company or any of its Subsidiaries to create an Encumbrance in favour of any person other than the Bank;

          (e) No Litigation: no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Company, threatened against it which could have a material adverse effect on the business, assets or financial condition of the Company;

          (f) No default in relation to other indebtedness: the Company is not (nor would with the giving of notice or lapse of time or both be) in breach of or in default under any agreement relating to indebtedness for borrowed money in excess in aggregate of (Pounds)10,000 to which it is a party or by which it may be bound other than where the indebtedness is being disputed in good faith;

          (g) Title to Charged Assets: it has good and marketable title to its Charged Assets and has full power and authority to grant to the Bank the security interest in its Charged Assets created pursuant to this Deed and to execute, deliver and perform its obligations in accordance with the terms of this Deed without the consent or approval of any other person other than any consent or approval which has been obtained;

          (h) Ownership of Charged Assets: the Charged Assets are beneficially owned by it free and clear of any Encumbrance other than Encumbrances created by this Deed;

          (i) Accuracy of the schedule: each part of the schedule which describes Charged Assets beneficially owned by it is a true, accurate and complete list of such assets so owned by it at the date of this Deed;

          (j) No other properties owned: except for the Properties specified in Part A of the schedule and any other properties acquired hereafter with the consent of the Bank, the Company does not own any freehold, leasehold or heritable property; the Company is the beneficial owner of the Properties save as disclosed in certificates as to title prepared by solicitors to the Company from time to time delivered to the Bank, so far as the Company is aware, the title to each of the Properties is good and marketable.

13.2 Repetition: The representations and warranties in clause 13.1 shall be deemed to be repeated by the Company on each day until all the Secured Obligations have been paid or discharged in full as if made with reference to the facts and circumstances existing on each such day.

14        MISCELLANEOUS

14.1 Remedies Cumulative: No failure or delay on the part of the Bank to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

14.2 Statutory power of leasing: During the continuance of this security the statutory and any other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not be exercisable by the Company in relation to the Charged Assets or any part thereof.

14.3 Successors and assigns: Any appointment or removal of a Receiver under clause 8 and any consents under this Deed may be made or given in writing signed or sealed by any successors or assigns of the Bank and accordingly the Company hereby irrevocably appoints each successor and assign of the Bank to be its attorney in the terms and for the purposes set out in clause 11.

14.4 Consolidation: Section 93 Law of Property Act 1925 shall not apply to the security created by this Deed or to any security given to the Bank pursuant to this Deed.

14.5 Reorganisation of the Bank: This Deed shall remain binding on the Company notwithstanding any change in the constitution of the Bank or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking by, any other person, or any reconstruction or reorganisation of any kind. The security granted by this Deed shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Bank in the same manner as if such assignee, transferee or other successor in title had been named in this Deed as party instead of, or in addition to, the Bank.

14.6 Unfettered discretion: Any liability or power which may be exercised or any determination which may be made under this Deed by the Bank may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefore.

14.7 Provisions severable: Each of the provisions of this Deed is severable and distinct from the others and if any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

14.8 Law of Property (Miscellaneous Provisions) Act 1989: For the purposes of the Law of Property (Miscellaneous Provisions) Act 1989 any provisions of the Facility Agreement and any other relevant loan agreements relating to any disposition of any interest in land shall be deemed to be incorporated in this Deed.

15    NOTICES
      -------

15.1 Mode of service: Any notice or demand for payment by the Bank under this Deed shall, without prejudice to any other effective mode of making the same, be deemed to have been properly served on the Company if served on any one of its Directors or on its Secretary or delivered or sent by letter, telex or telefax to the Company at its registered office or any of its principal places of business for the time being.

15.2 Time of service: Any such notice or demand shall be deemed to have been served (in the case of a letter) when delivered, (in the case of a telex) at the time of despatch with the correct answerback appearing at the beginning and end of the transmission and (in the case of a telefax) when received in complete and legible form.

15.3 Notices conclusive: Any such notice or demand or any certificate as to the amount at any time secured by the Deed shall, save for manifest error be conclusive and binding upon the Company if signed by an officer of the Bank.

16    LAW
      ---

16.1 This Deed shall be governed by and shall be construed in accordance with English law.

IN WITNESS whereof this Deed has been executed and delivered by or on behalf of the parties on the date stated at the beginning of this Deed.

                                 The Schedule
                                 -------------

                              Part A  Properties
                              ------------------

================================================================================
  Address             County/District/London Borough   Title Number or Root of
  -------             ------------------------------   -----------------------
                                                       Title
                                                       -----
-------------------------------------------------------------------------------
  Brindley Road       Leicestershire                   LT163667

  Dodwells Bridge

  Industrial Estate

  Hinckley LE10

  3BY
===============================================================================

                      Part B - Fixed Plant and Machinery
                      ----------------------------------

                           None specifically listed.

                     Part C - Intellectual Property Rights
                     -------------------------------------


                           None specifically listed

EXECUTED and DELIVERED as a DEED     )
by SPEEDFAM LIMITED                  )

                                     Director  /s/ James N. Farley


                                     Secretary /s/ R. R. Smith



SIGNED for and on behalf             )
of FIRST NATIONAL BANK OF CHICAGO    )/s/ Wragge & Co.